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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Odetics, Inc. 1997 Stock Incentive Plan, of our report dated May 11, 1999, except for Note 1 as to which the date is June 24, 1999, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in its Annual Report (Form 10-K/A) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


Orange County, California                            /s/ Ernst & Young LLP
February 11, 2000